EXHIBIT 20

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
July 2004

Original Inputs

Total Pool Balance	$2,280,059,731.09

Class A-1 Notes Balance	$553,000,000.00
Class A-1 Notes Rate	One Month LIBOR+.06%

Class A-2 Notes Balance	$475,000,000.00
Class A-2 Notes Rate	1.400%

Class A-3 Notes Balance	$640,000,000.00
Class A-3 Notes Rate	2.000%

Class A-4 Notes Balance	$303,000,000.00
Class A-4 Notes Rate	2.640%

Class B Certificates Balance	$60,973,326.13
Class B Certificates Rate	2.840%

Reserve Account Deposit	$30,479,599.89

Part I. Collections

Receipts During the Period	$72,088,983.87
Principal on Repurchased Contracts	1,525,015.89
Schedule and Simple Payments Advanced	1,057,347.37

Total Collections For the Period	$74,671,347.13

Beginning Pool Aggregate Principal Balance	$1,915,944,952.72
Ending Pool Aggregate Principal Balance	$1,842,206,305.02

Schedule Principal Collection	$65,069,195.47

Beginning Aggregate Discounted Principal Balance	$1,722,428,053.10
Ending Aggregate Discounted Principal Balance	$1,658,880,989.09

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$74,671,347.13
Plus: Reserve Account Draw	953,205.96
Plus: Net Amount Due From Swap Counterparty	50,618.29
Less: Total Servicing Fee	3,193,241.58
Less: Net Amount Due to Swap Counterparty
Less: Monthly Interest Due to Noteholders & Certificateholders	2,743,358.93
Less: Principal Due to Noteholders	63,547,064.01
Less: Principal Due to Certificateholders	—
Less: Reserve Account Deposit	—

Equals Reserve Fund Excess to be released to CARI	$6,191,506.86

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
July 2004

		Per $1000 of
		Original Principal

Class A-1 Notes Distributable Amount
Monthly Interest	$311,622.05	0.563512
Monthly Principal	63,547,064.01	114.913316

Distributable Amount	$63,858,686.06

Class A-2 Notes Distributable Amount
Monthly Interest	$554,166.67	1.166667
Monthly Principal	—	—

Distributable Amount	$554,166.67

Class A-3 Notes Distributable Amount
Monthly Interest	$1,066,666.67	1.666667
Monthly Principal	—	—

Distributable Amount	$1,066,666.67

Class A-4 Notes Distributable Amount
Monthly Interest	$666,600.00	2.200000
Monthly Principal	—	—

Distributable Amount	$666,600.00

Class B Certificates Distributable Amount
Monthly Interest	$144,303.54	2.366667
Monthly Principal	—	—

Distributable Amount	$144,303.54

Total Servicing Fee	$3,193,241.58	1.400508

Part III. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$2,954,963.76
Less: Payments Applied	872,053.63
Current Period Payments Ahead Received	689,326.93

Ending Payment Ahead Balance	$2,772,237.06

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,254,574.83
Beginning Outstanding Unreimbursed Simple Interest Advances	$0.00
Scheduled Principal and Interest Advances	1,057,347.37
Simple Interest Advances	—
Reimbursement of Previous Scheduled Principal and Interest Advances	758,067.84
Reimbursement of Previous Simple Interest Advances	—

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,553,854.36
Ending Outstanding Unreimbursed Simple Interest Advances	$0.00

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
July 2004

Part IV. Balances & Principal Factors

	Beginning of Period	End of Period

Total Pool Balance	$1,915,944,952.72	$1,842,206,305.02
Total Pool Factor	0.8403047	0.8079641
Class A-1 Notes Balance	$243,454,726.97	$179,907,662.96
Class A-1 Notes Principal Factor	0.4402436	0.3253303
Class A-2 Notes Balance	$475,000,000.00	$475,000,000.00
Class A-2 Notes Principal Factor	1.0000000	1.0000000
Class A-3 Notes Balance	$640,000,000.00	$640,000,000.00
Class A-3 Notes Principal Factor	1.0000000	1.0000000
Class A-4 Notes Balance	$303,000,000.00	$303,000,000.00
Class A-4 Notes Principal Factor	1.0000000	1.0000000
Class B Certificates Balance	$60,973,326.13	$60,973,326.13
Class B Certificates Principal Factor	1.0000000	1.0000000

Part V. Reserve Account

Per $1000 of
Original Principal

Beginning Reserve Account Balance	$25,836,420.80
Draw for Servicing Fee	—	—
Draw for Class A-1 Notes Distributable Amount	—	—
Draw for Class A-2 Notes Distributable Amount	—	—
Draw for Class A-3 Notes Distributable Amount	—	—
Draw for Class A-4 Notes Distributable Amount	—	—
Draw for Class B Certificates Distributable Amount	—	—
Additions to Reserve Account	—	—
Releases from Reserve Account	953,205.96	31.273572

Ending Reserve Account Balance	$24,883,214.84

Reserve Account Floor	$15,239,799.95

Part VI. Carryover Shortfall
Per $1000 of
Original Principal

Noteholders’ Interest Carryover Shortfall	$—	—
Noteholders’ Principal Carryover Shortfall	$—	—
Certificateholders’ Interest Carryover Shortfall	$—	—
Certificateholders’ Principal Carryover Shortfall	$—	—

Part VII. Charge Off and Delinquency Rates

Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate

July	$1,879,075,628.87	$197,838.72	0.126342
June	$1,952,731,691.84	$192,817.22	0.118491
May	$2,027,115,655.48	$123,540.83	0.073133
Three Month Average Loss Rate			0.105989

Delinquency Rate	Total Accounts	Accounts over 60	% Delinquent

July	100,893	117	0.115964
June	102,351	102	0.099657
May	103,632	93	0.089741
Three Month Average Delinquency Rate			0.101787

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
July 2004

Part VIII. Prepayment Rate

Month	Prepayment Rate
%
1	0.35
2	1.03
3	0.87
4	0.99
5	0.97
6	1.03